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                                                                Exhibit 2.6

                          SECURITIES PURCHASE AGREEMENT

         AGREEMENT dated May 19, 1995 by and among DLJ Merchant Banking Partners, L.P., a Delaware limited partnership, DLJ International Partners, C.V., a Netherlands Antilles limited partnership, DLJ Offshore Partners, C.V., a Netherlands Antilles limited partnership, DLJ Merchant Banking Funding, Inc., a Delaware corporation (each of the foregoing, a "DLJ Buyer", and collectively, the "DLJ Buyers") and Manufacturers' Services Limited, a Delaware corporation (the "Issuer").

         The parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 DEFINITIONS. The following terms, as used herein, have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; PROVIDED that no securityholder of the Issuer shall be deemed an Affiliate of any other securityholder of the Issuer or any Subsidiary solely by reason of any investment in the Issuer. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Common Stock" means the Common Stock, one tenth of $.01 par value per share, of the Issuer.

         "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

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         "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Purchase Price" has the meaning set forth in Section 2.1.

         "Securities" means the shares of Common Stock to be acquired pursuant to Article 2 of this Agreement.

         "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including, in the case of a partnership, a general partner) are at the time directly or indirectly owned by the Issuer. Notwithstanding the foregoing, Omnitron Services Limited, an Irish limited liability company, shall be deemed to be a Subsidiary for purposes of this Agreement.

                                    ARTICLE 2
                                PURCHASE AND SALE

         2.1 PURCHASE AND SALE. Upon the basis of the representations and warranties and agreements contained herein, the Issuer agrees to issue and sell to each DLJ Buyer and each DLJ Buyer agrees, severally and not jointly, to purchase from the Issuer those Securities as are set forth opposite such DLJ Buyer's name on Schedule 2.1(a). The purchase price to be paid in cash by each DLJ Buyer for the Securities to be purchased by it (the "Purchase Price") is set forth opposite such DLJ Buyer's name on Schedule 2.1(a).

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

         The Issuer represents and warrants to each DLJ Buyer as of the date hereof that:

         3.1 CORPORATE AUTHORIZATION. The execution, delivery and performance by the Issuer of this Agreement are within the Issuer's corporate powers and have been duly authorized by all necessary corporate action on the part of the Issuer. This Agreement constitutes a valid and binding agreement of the Issuer.


                                       2
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         3.2 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Issuer of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official.

         3.3 NON-CONTRAVENTION. The execution, delivery and performance by the Issuer of this Agreement do not and will not (i) violate the certificate of incorporation or bylaws of the Issuer or any Subsidiary, (ii) violate any applicable material law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person, constitute a default, give rise to any right of termination, cancellation or acceleration of any right or obligation of the Issuer or any Subsidiary or result in the loss of any benefit to which the Issuer or any Subsidiary is entitled under any agreement or other instrument binding upon the Issuer or any Subsidiary or result in the loss of any license, franchise, permit or other similar authorization held by the Issuer or any Subsidiary or (iv) result in the creation or imposition of any Lien on any asset of the Issuer or any Subsidiary.

         3.4 CAPITALIZATION. The Securities have been duly authorized by the Issuer and, when issued and delivered in accordance with the terms of this Agreement, upon payment therefor by the DLJ Buyers, will be validly issued, fully paid and non-assessable, and will be free and clear of any Lien or other right or claim (except any created by or through the DLJ Buyers) and will not be subject to any preemptive or other similar rights (except any created by or through the DLJ Buyers) except as contemplated by the Stockholders Agreement dated as of January 20, 1995 by and among the DLJ Buyers, certain trusts and individuals and the Issuer.

         3.5 FINDERS' FEES. Except for Donaldson, Lufkin & Jenrette Securities Corporation, whose fee in respect of services on behalf of the Issuer and the Subsidiaries will be paid by the Issuer, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Issuer or any Subsidiary who might be entitled to any fee or commission in connection with the purchase of the Securities.

                                    ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF THE DLJ BUYERS

         Each DLJ Buyer, severally as to itself and not jointly, represents and warrants to the Issuer and the Founders as follows:


                                       3
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         4.1 CORPORATE AUTHORIZATION. The execution, delivery and performance by such DLJ Buyer of this Agreement are within the powers (corporate, partnership or otherwise) of such DLJ Buyer and have been duly authorized by all necessary action on the part of such DLJ Buyer. This Agreement constitutes a valid and binding agreement of such DLJ Buyer.

         4.2 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by such DLJ Buyer of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official.

         4.3 NON-CONTRAVENTION. The execution, delivery and performance by such DLJ Buyer of this Agreement do not and will not (i) violate the partnership agreement or articles of incorporation and bylaws, as the case may be, of such DLJ Buyer, (ii) violate any material indenture, agreement or mortgage to which such DLJ Buyer is a party or by which such DLJ Buyer is bound or (iii) violate any applicable material law, rule, regulation, judgment, injunction, order or decree or require any material consent of any other Person.

         4.4 PURCHASE FOR INVESTMENT. Such DLJ Buyer acknowledges that the Securities have not been registered under the 1933 Act or any state securities laws and that the purchase and sale of the Securities contemplated hereby is to be effected pursuant to an exemption from the registration requirements imposed by such laws. In this regard, such DLJ Buyer is purchasing the Securities to be purchased by it hereunder for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the 1933 Act. Such DLJ Buyer (either alone or together with its advisors) is an "accredited investor" (as defined in Regulation D under the 1933 Act), has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Securities and is capable of bearing the economic risks of such investment.

         4.5 PRIVATE PLACEMENT. Such DLJ Buyer (i) was not formed for the specific purpose of acquiring the Securities and (ii) understands that there is no existing public or other market for the Securities and that there can be no assurance that such DLJ Buyer will be able to sell or dispose of such DLJ Buyer's Securities.


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                                    ARTICLE 5
                                  MISCELLANEOUS

         5.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, both oral and written, among the parties relating to the subject matter of this Agreement.

         5.2 AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by all parties hereto.

         5.3 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

         5.4 SURVIVAL. The representations and warranties herein shall survive beyond the date hereof.

         5.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

         5.6 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


                                        5

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

                                            DLJ MERCHANT BANKING PARTNERS, L.P.

                                            By  DLJ MERCHANT BANKING, INC.
                                                Managing General Partner


                                            By: _______________________________
                                                Name:
                                                Title:

                                            DLJ INTERNATIONAL PARTNERS, C.V.

                                            By  DLJ MERCHANT BANKING, INC.
                                                Advisory General Partner


                                            By: _______________________________
                                                Name:
                                                Title:

                                            DLJ OFFSHORE PARTNERS, C.V.

                                            By  DLJ MERCHANT BANKING, INC.
                                                Advisory General Partner


                                            By: _______________________________
                                                Name:
                                                Title:

                                            DLJ MERCHANT BANKING FUNDING, INC.


                                            By: _______________________________
                                                Name:
                                                Title:

                                            MANUFACTURERS' SERVICES LIMITED


                                            By: _______________________________
                                                Name:   Kevin C. Melia
                                                Title:  Chairman and
                                                        Chief Executive Officer


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                                                               SCHEDULE 2.1(a)

                   SECURITIES TO BE PURCHASED FROM THE ISSUER

                                                                Aggregate
        Buyer                     Securities                 Purchase Price
        -----                     ----------                 --------------

DLJ Merchant Banking
  Partners, L.P.                   6,118,708                   $6,118,708

DLJ International
  Partners, C.V.                   2,740,173                   $2,740,173

DLJ Offshore Partners,
  C.V.                               158,874                   $  158,874

DLJ Merchant Banking
  Funding, Inc.                    3,982,245                   $3,982,245